BLOUNT INTERNATIONAL, INC.

2000 STOCK OPTION INCENTIVE PLAN

(Effective As Of February 3, 2000)

TABLE OF CONTENTS

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment of the Plan

1.2 Purpose of the Plan

1.3 Duration of the Plan

ARTICLE 2. DEFINITIONS

ARTICLE 3. ADMINISTRATION

3.1 The Committee

3.2 Authority of the Committee

3.3 Decisions Binding

ARTICLE 4. SHARES SUBJECT TO THE PROGRAM

4.1 Number of Shares

4.2 Lapsed Awards

4.3 Adjustments In Authorized Shares

4.4 Employee Stockholder Agreement

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

ARTICLE 6. STOCK OPTIONS

6.1 Grant of Options

6.2 Agreement

6.3 Option Price

6.4 Duration of Options

6.5 Exercise of Options

6.6 Payment

6.7 Limited Transferability

6.8 Stockholder Rights

ARTICLE 7. DEFERRALS

ARTICLE 8. RIGHTS OF EMPLOYEES

8.1 Employment

8.2 Participation

ARTICLE 9. AMENDMENT, MODIFICATION AND TERMINATION

9.1 Amendment, Modification and Termination

9.2 Options Previously Granted

9.3 Compliance With Section 162(m) of the Code

ARTICLE 10. WITHHOLDING

10.1 Tax Withholding

10.2 Share Withholding

i

ARTICLE 11. INDEMNIFICATION

ARTICLE 12. LEGAL CONSTRUCTION

12.1 Gender and Number

12.2 Successors

12.3 Severability

12.4 Requirements of Law

12.5 Regulatory Approvals and Listing

12.6 Securities Law Compliance

12.7 Governing Law

ii

BLOUNT INTERNATIONAL, INC.

2000 STOCK OPTION INCENTIVE PLAN

ARTICLE 1.     ESTABLISHMENT, PURPOSE, AND DURATION

          1.1          Establishment of the Plan. Blount International, Inc., a Delaware Corporation (hereinafter referred to as the "Corporation"), hereby establishes a stock option plan known as the "Blount International, Inc. 2000 Stock Option Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Stock Options and Nonqualified Stock Options (each as defined herein).

          The Plan shall become effective on the date it is approved by the Board of Directors (the "Effective Date"), subject to approval of the Plan by the Corporation's stockholders within the 12-month period immediately thereafter, and shall remain in effect as provided in Section 1.3.

          1.2          Purpose of the Plan. The principal purpose of the Plan is to provide for the grant of stock options to participants in the Corporation's Executive Management Annual Incentive Plan (the "Annual Incentive Plan") as part of their incentive compensation under the Annual Incentive Plan. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract and retain the services of Participants, as defined herein, upon whose judgment, interest and special effort the successful conduct of its operations largely depends.

          1.3          Duration of the Plan. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 9, until the day prior to the tenth (10th) anniversary of the Effective Date.

ARTICLE 2.     DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a)	"Agreement" means an agreement entered into by each Participant and the Corporation, setting forth the terms and provisions applicable to Options granted to Participants under this Plan.
(b)	"Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.
(c)	"Board" or "Board of Directors" means the Board of Directors of the Corporation.
(d)	"Change in Control" means (i) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act),

other than any member of the Lehman Group, of securities of the Corporation representing an aggregate of more than 50% of the combined voting power of the Corporation's then outstanding securities (excluding the acquisitions by persons who acquire such amount through inheritance); (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (iii) consummation of (A) a merger, consolidation or other business combination of the Corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of Exchange Act) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than 50% of the outstanding common stock of the Corporation or such surviving entity or partners or affiliate thereof, outstanding immediately after such merger, consolidation or business combination, or (B) a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of Corporation's assets; (iv) an Initial Public Offering; or (v) a sale of more than 50% of the assets of the Corporation; provided that none of the events described in clauses (ii) through (v) shall be deemed a Change in Control if, immediately following such event, the Lehman Group owns 50% or more of the combined voting power of the Corporation's then outstanding securities.
(e)	"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.
(f)	"Committee" means the committee appointed to administer the Plan with respect to grants of Options, as specified in Article 3, and to perform the functions set forth therein.
(g)	"Common Stock" means the common stock of the Corporation, par value $.01 per share.
(h)	"Corporation" means Blount International, Inc., a Delaware corporation, or any successor thereto as provided in Article 12.
(i)	"Director" means any individual who is a member of the Board of Directors of the Corporation.
(j)

"Disability" means the inability as a result of physical or mental incapacity of a Participant to substantially perform his duties for the Corporation on a full-time basis for a period of six consecutive months.

(k)

"Employee" means any employee of the Corporation or the Corporation's Subsidiaries. Directors who are not otherwise employed by the Corporation or the Corporation's Subsidiaries are not considered Employees under this Plan.

(l)

"Employee Stockholder Agreement" means the agreement, dated as of August 19, 1999, among the Corporation, Lehman Brothers Merchant Banking Partners and the Employees named therein, as it may be amended from time to time.

(m)

"Employment Agreement" means with respect to a Participant who is an Employee, the written agreement between the Corporation or a Subsidiary and the Employee providing for the terms of such Employee's employment with the Corporation or a Subsidiary, as it may be amended from time to time.

(n)	"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
(o)	"Fair Market Value" shall be determined by the Committee as follows:
(i)

if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported,

(ii)

if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported,

(iii)

if the Shares are admitted to Quotation on NASDAQ and have not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date; or

(iv) if (I), (ii) and (iii) do not apply, on the basis of the good faith determination of the Committee.
(p)

"Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(q)

"Initial Public Offering" means the sale after August 19, 1999 pursuant to one or more effective registration statements under the Securities Act (other than in connection with employee benefit or similar plans or acquisitions of companies or businesses by, or business combinations involving the Corporation or any of its Subsidiaries) of Shares which results in an active trading market of 25% or more of the outstanding Shares. There shall be deemed to be an "active trading market" if the Common Stock is listed or quoted on a national exchange or The Nasdaq Stock Market on the applicable determination date.

(r)

"Insider" shall mean an Employee who is, on the relevant date, an officer or a director, or a ten percent (10%) beneficial owner of any class of the Corporation's equity securities that is registered pursuant to Section 12 of the Exchange Act or any successor provision, as "officer" and "director" are defined under Section 16 of the Exchange Act.

(s)	"Lehman Brothers Merchant Banking Partners" means Lehman Brothers Merchant Banking Partners II, L.P., a Delaware limited partnership.
(t)

"Lehman Group" means Lehman Brothers Merchant Banking Partners and (i) any Affiliate (as defined in the Employee Stockholder Agreement) of Lehman Brothers Merchant Banking Partners, (ii) any Associates (as defined in the Employee Stockholder Agreement) of Lehman Brothers Merchant Banking Partners, (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any member of the Lehman Group, and (iv) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only Lehman Brothers Merchant Banking Partners, Affiliates and Associates of Lehman Brothers Merchant Banking Partners, their spouses, their lineal descendants and any other members of their families, if, in the cases of clauses (ii) through (iv) above, such Person agrees in writing to be bound by the terms of the Employee Stockholder Agreement as a member of the Lehman Group.

(u)

"Named Executive Officer" means a Participant who, at the relevant time, is one of the group of "covered employees," as defined in the regulations promulgated under Section 162(m) of the Code, or any successor statute.

(v)	"Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6, and which is not intended to meet the requirements of Section 422 of the Code.
(w)	"Option" means an Incentive Stock Option or a Nonqualified Stock Option.
(x)	"Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
(y)	"Participant" means an Employee, a Director, or other person who performs services for the Corporation or a Subsidiary who has been granted an Option under the Plan which is outstanding.
(z)

"Permitted Transferees" means (i) a Participant's heirs, executors, administrators, testamentary trustees, legatees, beneficiaries or charitable remainderman, (ii) a trust the beneficiaries of which include only a Participant, the spouse, the lineal descendants or any other member of the family of such Participant approved by the Board, or (iii) any person if Lehman Brothers Merchant Banking Partners has given its prior written consent to the applicable transfer.

(aa)	"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.
(bb)

"Retirement" means "Retirement" as defined in the Participant's Employment Agreement or if such agreement does not define such term or the Participant does not have an Employment Agreement, "Retirement" means normal retirement under the terms of any tax-qualified retirement plan of the Corporation or if no such plan is in existence or does not define "Retirement", "Retirement" means termination of employment (other than an involuntary termination for Cause) at any time on or after attainment of age 65.

(cc)

"Sale of Division" means the sale by the Corporation of substantially all of the stock or assets of one or more of the Corporation's three business segments: the outdoor products segment, the industrial and power equipment segment, or the sporting equipment segment.

(dd)	"Securities Act" means the Securities Act of 1933, as amended, and regulations promulgated thereunder.
(ee)	"Shares" means the shares of Common Stock of the Corporation (including any new, additional or different stock or securities resulting from the changes described in Section 4.3).
(ff)

"Significant Corporate Event" means any significant transaction or series of related transactions that do not constitute a Change in Control (including, without limitation, an asset sale or a sale of subsidiary stock) that results in the Corporation receiving gross proceeds which are, within a reasonable time following such event, proposed to be distributed to the holders of Shares.

(gg)

"Subsidiary" means any corporation, partnership, limited liability company, joint venture or other entity in which the Corporation has, directly or indirectly, a fifty percent (50%) or greater voting interest.

ARTICLE 3.     ADMINISTRATION

          3.1          The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other committee or individual appointed by the Board that is granted authority to administer the Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of the Board of Directors. In the absence of appointment of a Committee, the Board of Directors shall administer the Plan.

          3.2          Authority of the Committee. In accordance with the provisions of the Annual Incentive Plan and the Plan, the Committee shall have full power to grant, and to make available, options to Employees, and other persons who perform services for the Corporation or a Subsidiary; to determine who shall participate in the Plan (which determination may change from year to year); to determine the size and types of Options; to determine the terms and conditions of Options in a manner consistent with the Plan (including conditions on the exercisability of all or a part of an Option, restrictions on transferability and the duration of the Options); to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 9) to amend the terms and conditions of any outstanding Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, including accelerating the time any Option may be exercised and establishing different terms and conditions relating to the effect of the termination of employment or other services to the Corporation. Further, the Committee shall make all other determinations which may be necessary or advisable in the Committee's opinion for the administration of the Plan. All expenses of administering this Plan shall be borne by the Corporation.

          3.3          Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Corporation, the stockholders, Employees, Directors, Participants and their estates and beneficiaries.

ARTICLE 4.     SHARES SUBJECT TO THE PLAN

          4.1          Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant of Options under the Plan shall be 2,875,000 Shares. The Shares may, in the discretion of the Corporation, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Corporation, whether on the market or otherwise.

          The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a)	The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Option.
(b)	While an Option is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

          4.2          Lapsed Options. If any Option granted under this Plan is canceled, terminates, expires or lapses for any reason, or if Shares are withheld in payment of withholding taxes, any Shares subject to such Option or that are withheld shall again be available for the grant of an Option under the Plan. However, in the event that prior to the Option's cancellation, termination, expiration or lapse, the holder of the Option at any time received one or more "benefits of ownership" pursuant to such Option (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Option shall not again be made available for regrant under the Plan.

          4.3          Adjustments In Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Corporation, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Option shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Options of whole Shares.

          4.4          Employee Stockholder Agreement. The Shares issued pursuant to the Plan shall not be subject to the restrictions on transfer, tag-along and drag-along rights, call and put rights, registration rights and other rights and obligations of the Employee Stockholder Agreement.

ARTICLE 5.     ELIGIBILITY AND PARTICIPATION

          In general, participants in the Annual Incentive Plan designated by the Committee or other person administering such plan shall be eligible to participate in the Plan upon such terms and conditions as the Committee may determine. In determining the individuals to whom such an Option shall be granted and the number of Shares which may be granted pursuant to that Option, the Committee shall take into account the duties of the respective individual, his or her present and potential contributions to the success of the Corporation or any Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

ARTICLE 6.     STOCK OPTIONS

          6.1          Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to eligible individuals (as described in Article 5) at any time and from time to time as shall be determined by the Committee. The

Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Corporation and any Subsidiary) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000. The preceding annual limit shall not apply to NQSOs. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Options among Participants; provided that only an Employee may be granted ISOs. The maximum number of Shares subject to Options which can be granted under the Plan during any calendar year to any individual is 500,000 Shares.

          6.2          Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Option is intended to be an ISO or a NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be a NQSO.

          6.3          Option Price. The Option Price for each grant of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In no event, however, shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted. The Option Price for each grant of a NQSO shall be established by the Committee and, in its discretion, may be less than the Fair Market Value of a Share on the date the Option is granted.

          6.4          Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, further, however, that any ISO granted to any Participant who at such time owns (within the meaning of Section 424(d) of the Code) stock of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, shall not be exercisable later than the fifth (5th) anniversary date of its grant.

          6.5          Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of the Participant with the Corporation or any Subsidiary, which need not be the same for each grant or for each Participant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic vesting based on years of employment, performance of the Corporation or such other criteria, as may be determined by the Committee at the time of the grant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control, Sale of Division, Significant Corporate Event, or upon any other event or occurrence the Committee deems appropriate. Except as otherwise provided in the Agreement, the right to purchase Shares that are exercisable in periodic installments shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

          6.6          Payment. Options shall be exercised by the delivery of a written notice of exercise to the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Corporation in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for six months if required by the Committee and for the period required by law, if any, prior to their tender to satisfy the Option Price), or (d) by a combination of (a), (b) and (c). The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

          As soon as practicable after receipt of a written notification of exercise and full payment, the Corporation shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s), and may place appropriate legends on the certificates representing such Shares.

          6.7          Limited Transferability. If permitted by the Committee in the Agreement, a Participant may transfer an Option granted hereunder, including but not limited to transfers to Permitted Transferees, if (i) the Participant does not receive any consideration in any form whatsoever for such transfer, (ii) such transfer is permitted under applicable tax laws, and (iii) in the event that the Participant is an Insider, such transfer is permitted under Rule 16b-3 of the Exchange Act as in effect from time to time. Any Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior to the transfer thereof. Any reference in any such Agreement to the employment by or performance of services for the Corporation by the Participant shall continue to refer to the employment of, or performance by, the transferring Participant. Any Option that is granted pursuant to any Agreement that did not initially expressly allow the transfer of said Option and that has not been amended to expressly permit such transfer, shall not be transferable by the Participant other than by will or by the laws of descent and distribution and such Option thus shall be exercisable in the Participant's lifetime only by the Participant.

          6.8          Stockholder Rights. No Participant shall have any rights as a stockholder with respect to Shares subject to his Option until the issuance of such Shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7.     DEFERRALS

          The Committee may permit a Participant to defer to another plan or program such Participant's receipt of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 8.     RIGHTS OF EMPLOYEES

          8.1          Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation or a Subsidiary to terminate any Participant's employment by, or performance of services for, the Corporation at any time, nor confer upon any Participant any right to continue in the employ or service of the Corporation or a Subsidiary. For purposes of the Plan, transfer of employment of a Participant between the Corporation and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

          8.2          Participation. No Employee shall have the right to be selected to receive an Option under this Plan, or, having been so selected, to be selected to receive a future Option.

ARTICLE 9.     AMENDMENT, MODIFICATION AND TERMINATION

          9.1          Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that, unless approved by the holders of a majority of the total number of Shares of the Corporation represented and voted at a meeting at which a quorum is present, no amendment shall be made to the Plan if such amendment would (a) materially modify the eligibility requirements provided in Article 5; (b) increase the total number of Shares (except as provided in Section 4.3) which may be granted under the Plan; (c) extend the term of the Plan; or (d) amend the Plan in any other manner which the Board, in its discretion, determines should become effective only if approved by the stockholders even if such stockholder approval is not expressly required by the Plan or by law.

          9.2          Options Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Participant holding such Option. The Committee shall, with the written consent of the Participant holding such Option, have the authority to cancel outstanding Options and grant replacement Options therefor.

          9.3          Compliance With Section 162(m) of the Code. At all times when the Committee determines that compliance with Section 162(m) of the Code is required or desired, all Options granted under this Plan to Named Executive Officers shall comply with the requirements of Section 162(m) of the Code. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Option or Options under the Plan, the Committee may, subject to this Article 9, make any adjustments it deem appropriate.

ARTICLE 10.     WITHHOLDING

          10.1          Tax Withholding. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Option under this Plan.

          10.2          Share Withholding. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Options granted hereunder which are to be paid in the form of Shares, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with all legal requirements applicable to Share transactions by such Participants.

ARTICLE 11.     INDEMNIFICATION

          Each person who is or shall have been a member of the Committee or its designee, or a member of the Board or its designee, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

ARTICLE 12     LEGAL CONSTRUCTION

          12.1          Gender and Number . Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          12.2          Successors. All obligations of the Corporation under the Plan, with respect to Options granted hereunder, shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Corporation.

          12.3          Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          12.4          Requirements of Law . The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          12.5          Regulatory Approvals and Listing. The Corporation shall not be required to issue any certificate or certificates for Shares under the Plan prior to (i) obtaining any approval from any governmental agency which the Corporation shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or Nasdaq on which the Corporation's Shares may be listed, and (iii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. The Corporation will register the Shares to be issued pursuant to the Plan on a Form S-8 under the Securities Act.

          12.6          Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          12.7          Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflict of law provisions thereof.

          AS APPROVED BY THE BOARD OF DIRECTORS OF BLOUNT INTERNATIONAL, INC. ON THE 3RD DAY OF FEBRUARY, 2000.

BLOUNT INTERNATIONAL, INC.

By: /s/